CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of Ivy Fund:

In connection with the proposed reorganization of Ivy Canada Fund (the "Fund"), we hereby consent to the inclusion in the Registration Statement of Ivy Fund on Form N-14 (the "Registration Statement") of our report dated February 13, 1998, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Fund's Annual Report to Shareholders for the year ended December 31, 1997 and which is filed with and as part of the Registration Statement.



/s/PricewaterhouseCoopers LLP

Ft. Lauderdale, Florida
January 6, 1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of Ivy Fund:

In connection with the proposed reorganization of Ivy Canada Fund, we hereby consent to the inclusion in the Registration Statement of Ivy Fund on Form N-14 (the "Registration Statement") of our report dated February 13, 1998, on our audit of the financial statements and financial highlights of Ivy Global Natural Resources Fund (the "Fund"), which report is included in the Fund's Annual Report to Shareholders for the year ended December 31, 1997 and which is filed with and as part of the Registration Statement.



/s/PricewaterhouseCoopers LLP

Ft. Lauderdale, Florida
January 6, 1998